UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 3, 2007

CHANNELL COMMERCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-28582	95-2453261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26040 Ynez Road, Temecula, California		92591
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (951) 719-2600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Causeway Australasian Private Debt Opportunities Fund Facility

On October 3, 2007, Channell Bushman Pty Limited (“Channell Bushman”), a majority-owned subsidiary of Channell Commercial Corporation (the “Company”), and Bushmans Group Pty Limited, Australian Bushman Tanks Pty Limited, Bushmans Engineering Pty Limited and Polyrib Tanks Pty Limited, each a wholly-owned subsidiary of Channell Bushman and an indirect subsidiary of the Company (each a “Subsidiary” and together, the “Subsidiaries”), entered into a Facility Agreement (the “Facility Agreement”) by and among Channell Bushman, as borrower, the Subsidiaries, as guarantors, and Australian Executor Trustees Limited as custodian for the Causeway Australasian Private Debt Opportunities Fund (the “Lender”), as lender. In connection with the Facility Agreement, on October 3, 2007 Channell Bushman and the Subsidiaries also entered into a Fixed and Floating Charge (Incorporating an Equitable Mortgage of Shares) (the “Security Agreement”), by and among Channell Bushman, the Subsidiaries and the Lender. The transactions contemplated by the Facility Agreement and the Security Agreement closed on October 5, 2007.

The Facility Agreement provides for credit facilities in the aggregate principal amount of AUD$13,000,000, consisting of: (i) a term loan of AUD$8,000,000 and (ii) a revolving facility with borrowings of up to AUD$5,000,000, depending on the level of certain qualifying assets. The obligations of Channell Bushman under the Facility Agreement are guaranteed by the Subsidiaries. In addition, under the Security Agreement, a first-ranking security interest in all of the assets of Channell Bushman and the Subsidiaries is granted to, and all of the share capital of the Subsidiaries is pledged to, the Lender as security for Channell Bushman and the Subsidiaries’ obligations under the Facility Agreement. The Facility Agreement terminates on September 30, 2010, unless earlier terminated pursuant to the terms thereof (such termination date, the “Termination Date”).

The credit facilities provided under the Facility Agreement substantially replace Channell Bushman and Bushmans Group Pty Limted’s existing credit facilities with National Australia Bank Limited. Upon the closing of the transactions under the Facility Agreement, Channell Bushman borrowed AUD$8,000,000 under the term loan and AUD$3,210,000 under the revolving facility. Permitted uses of the proceeds of the credit facilities provided under the Facility Agreement are for satisfaction of certain existing indebtedness of the borrower and general working capital needs of Channell Bushman and the Subsidiaries (consistent with the provisions of the Facility Agreement and applicable laws), and for other purposes permitted under the Facility Agreement. The initial borrowing of AUD$11,210,000 was used primarily to repay various outstanding facilities under a loan and security agreement between Channell Bushman, the Subsidiaries and Channell Pty Limited, on the one hand, and National Australia Bank Limited, on the other hand.  The facilities repaid include a revolving credit facility, an acquisition finance facility for the purchase of Bushman Tanks, a facility to fund future “earn-out” payments to the sellers of Bushman Tanks, a capital expenditure facility and a master asset finance agreement.

Principal under the term loan will be payable in equal monthly installments equal to AUD$160,000 beginning on March 31, 2008 (unless otherwise required under the provisions of the Facility Agreement). Revolving loan borrowings may be repaid and reborrowed, subject to the terms and conditions of the Facility Agreement. All outstanding amounts under both the term loan and revolving facility will be due and payable on the Termination Date. The term loan and revolving loan borrowings are also subject to prepayment upon the terms and conditions specified in the Facility Agreement.

The Facility Agreement and Security Agreement contain various financial and operating covenants that impose limitations on Channell Bushman and the Subsidiaries’ ability to, among other things, incur or guarantee additional indebtedness, merge or consolidate, sell assets except in the ordinary course of business, make certain investments, issue or redeem shares, transfer ownership of the share capital of the Subsidiaries, grant further security interests, and pay dividends.

Subject in certain cases to applicable notice provisions and grace periods, events of default under the Facility Agreement include, without limitation: failure to make payments when due; certain misrepresentations under the Facility Agreement and Security Agreement; breach of financial covenants in the Facility Agreement; breach of other covenants and obligations in the Facility Agreement and Security Agreement; loss of the effectiveness or priority of the security interests granted to the Lender; reduction of the share capital of Channell Bushman or any Subsidiary; failure by Channell Bushman or any Subsidiary to make a payment when due in relation to indebtedness in excess of AUD$250,000 or such indebtedness becomes due and payable as a result of an event of default or an acceleration event; compulsory acquisition of a material part of Channell Bushman or any Subsidiary’s property by a government agency; the commencement of an investigation by a government agency into a matter relating to Channell Bushman or any Subsidiary which may materially adversely effect the assets or financial condition of Channell Bushman and the Subsidiaries as a group; events of bankruptcy or insolvency of Channell Bushman or any Subsidiary; any provision of the Facility Agreement or Security Agreement becoming void or unenforceable or any person becoming entitled to terminate or avoid any such provision; cessation of a material part of Channell Bushman or any Subsidiary’s business; occurrence of any event which is likely to or  materially adversely effects the assets or financial condition of Channell Bushman and the Subsidiaries as a group, the ability of Channell Bushman and the Subsidiaries as a group to perform their obligations under the Facility Agreement or the Security Agreement or the effectiveness or priority of the security interests granted to the Lender.

The Facility Agreement and Security Agreement provide that on the occurrence of an event of default, the Lender may declare the outstanding obligations under the Facility Agreement immediately due and payable, terminate its commitments under the Facility Agreement and enforce its rights under its security interests, including taking possession of and otherwise acting as owner of the assets of Channell Bushman and the Subsidiaries, appointing a receiver over the assets of Channell Bushman and the Subsidiaries with the power to, among other things, sell the assets, and causing 100% of the shares of each Subsidiary to be registered in its name. The Lender may also declare the outstanding obligations under the Facility Agreement immediately due and payable should any change of control in Channell Bushman or any Subsidiary occur.

The foregoing description of the Facility Agreement and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Facility Agreement and Security Agreement attached hereto as Exhibits 10.1 and 10.2 respectively and incorporated herein by this reference.

National Australia Bank Facility

On October 8, 2007, Channell Pty Limited and Bushman Group Pty Limited, which are indirect subsidiaries of the Company, entered into a new loan and security agreement (the “Loan and Security Agreement”) with National Australia Bank Limited (“NAB”) that amended the previous loan and security agreement (the “Prior Agreement”) between Channell Bushman, the Subsidiaries and Channell Pty Limited, on the one hand, and NAB, on the other hand. The Loan and Security Agreement extends the expiration date of all remaining facilities under the Prior Agreement that were not repaid with the initial borrowing from the Facility Agreement (described above), to October 31, 2008.  The remaining facilities include performance guarantees of AUD$386,745, credit card facilities of AUD$250,000 and payroll processing facilities of AUD$475,000.The loans under the Loan and Security Agreement are secured by all the assets of Channell Pty Limited and a term deposit.

The Loan and Security Agreement contains various operating covenants that impose limitations on Channell Pty Limited and Bushman Group Pty Limited’s ability, among other things, to merge or consolidate, sell assets except in the ordinary course of business, and pay dividends.  Except as amended as described above, the remaining terms and conditions of the Prior Agreement (as they relate to Channell Pty Limited and Bushman Group Pty Limited) generally remain unchanged.

The foregoing description of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan and Security Agreement attached hereto as Exhibit 10.3 and incorporated herein by this reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated in its entirety into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits

(d)                   Exhibits

Exhibit No.	Description

Exhibit 10.1

Facility Agreement dated October 3, 2007, by and among Channell Bushman Pty Limited, Bushmans Group Pty Limited, Australian Bushman Tanks Pty Limited, Bushmans Engineering Pty Limited, Polyrib Tanks Pty Limited and Australian Executor Trustees Limited as custodian for the Causeway Australasian Private Debt Opportunities Fund.

Exhibit 10.2

Fixed and Floating Charge (Incorporating an Equitable Mortgage of Shares) dated October 3, 2007, by and among Channell Bushman Pty Limited, Bushmans Group Pty Limited, Australian Bushman Tanks Pty Limited, Bushmans Engineering Pty Limited, Polyrib Tanks Pty Limited and Australian Executor Trustees Limited as custodian for the Causeway Australasian Private Debt Opportunities Fund.

Exhibit 10.3	Loan and Security Agreement dated October 8, 2007, and effective October 9, 2007, by and among Channell Pty Limited, Bushmans Group Pty Limited and National Australia Bank Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 10, 2007
CHANNELL COMMERCIAL CORPORATION
(Registrant)

	By:	/ s/ Patrick E. McCready
Patrick E. McCready
Chief Financial Officer
(Duly authorized officer and principal
financial officer of the Registrant)